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                                                                 EXHIBIT 4.01(b)

[EQUITABLE RESOURCES LOGO]

One Oxford Centre, Suite 3300
Pittsburgh, PA  15219-6401


                                   CERTIFICATE


          I, JEAN F. MARKS, do certify that I am Assistant Corporate Secretary of Equitable Resources, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, and that the following is a true and correct copy of a resolution adopted at a regular meeting of the Board of Directors of said Company held October 17, 2002, a quorum being present and acting throughout. I further certify that the resolution has not been amended since that time and remains in full force and effect.

          WHEREAS, the Company desires to enter into a Purchase Agreement (the "Purchase Agreement") by and among the Company, Bank of America Securities LLC, JP Morgan and other initial purchasers (collectively, the "Initial Purchasers") pursuant to which the Company will issue and sell to the Initial Purchasers Notes due 2012 in an aggregate principal amount of up to $200,000,000 with an interest rate that shall not exceed 6.00% (the "Notes");

          WHEREAS, the Notes will be issued under the July 1, 1996 Indenture (the "Indenture") between the Company and Bank of Montreal Trust Company, in its capacity as trustee (the "Trustee"), which will be amended in connection with the Note Transaction;

          WHEREAS, the Company is in the process of preparing a Preliminary Offering Memorandum (the "Preliminary Offering
     Memorandum") with respect to the Notes to be distributed to the Initial Purchasers and other prospective investors;

          WHEREAS, the Company desires to circulate a final Offering Memorandum (the "Final Offering Memorandum") with respect to the Notes to the Initial Purchasers and other investors;

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          WHEREAS, the Company desires to enter into a Registration
     Rights Agreement (the "Registration Rights Agreement") by and among the Company and the Initial Purchasers pursuant to which the Company agrees to file with the United States Securities and Exchange Commission a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to another series of debt securities of the Company with terms substantially identical to the Notes (the "Exchange Notes") to be offered in exchange for the Notes (the "Exchange Offer"); and

          WHEREAS, the issuance and sale of the Notes, the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement, the amendment of the Indenture, the circulation of the Preliminary Offering Memorandum and the Final Offering Memorandum, the Exchange Offer and the other actions of the Company related to and in furtherance of the foregoing are herein referred to as the "Note Transaction".

     AUTHORIZATION OF THE NOTES

          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby approves the proposed issuance and sale (the "Offering") by the Company of the Notes to the Initial Purchasers for purposes of resale by the Initial Purchasers pursuant to Rule 144A and Regulation S under the Securities Act;

          RESOLVED FURTHER, that the Chairman, President, and Chief Executive Officer and the Executive Vice President and Chief Financial Officer and any other officers or assistant officers of the Company or its subsidiaries that any of them may designate in writing from time to time (the "Designated Officers"), be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company to negotiate the form, terms and provisions of the Notes, and to execute and deliver up to $200,000,000 aggregate principal amount of the Notes, with an interest rate not to exceed 6.00%, in accordance with the terms and provisions of the Indenture and these resolutions;

     PURCHASE AGREEMENT

          RESOLVED FURTHER, that the Designated Officers be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company and under its corporate seal or otherwise, to negotiate the form, terms and provisions of the Purchase Agreement, and to execute and deliver the Purchase Agreement;

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     INDENTURE

          RESOLVED FURTHER, if the Company and the Initial Purchasers agree that the Indenture be amended pursuant to the Note Transaction, that the Designated Officers be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company and under its corporate seal or otherwise, to negotiate the form, terms and provisions of the amendments to the Indenture, and to execute and deliver the amended Indenture;

          RESOLVED FURTHER, that the Trustee be, and it hereby is, directed to authenticate, when executed by the Company, up to $200,000,000 aggregate principal amount of the Notes with an interest rate not to exceed 6.00%, and if and when issued in the Exchange Offer pursuant to the terms and conditions of the Registration Rights Agreement, the Exchange Notes, and to deliver the same to the Company upon written order, signed by any Designated Officer in accordance with the Indenture, and thereafter to authenticate and deliver all such other securities as may be necessary upon surrender of, or in exchange for, or in lieu of, any outstanding securities, in accordance with the terms of the Indenture;

     REGISTRATION RIGHTS AGREEMENT

          RESOLVED FURTHER, that the Designated Officers be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company and under its corporate seal or otherwise, to negotiate the form, terms and provisions of the Registration Rights Agreement, and to execute and deliver the Registration Rights Agreement, providing for, among other things, an agreement by the Company to prepare and file, (i) the Registration Statement with respect to the Exchange Offer of the Notes for the Exchange Notes in order to permit the Exchange Notes to be freely tradable after the Exchange Offer without further registration under the Securities Act, or (ii) in lieu thereof or in addition thereto, a shelf registration statement with respect to the resale of the Exchange Notes (the "Shelf Registration Statement") under the Securities Act;

     AUTHORIZATION OF EXCHANGE NOTES

          RESOLVED FURTHER, that the Designated Officers be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company and under its corporate seal or otherwise, to negotiate the form, terms and provisions of the Exchange Notes, and to execute and deliver the Exchange Notes or any certificates or other instruments evidencing the Exchange Notes in accordance with the terms and provisions of the Indenture and the Registration Rights Agreement;

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     LETTER OF REPRESENTATIONS

          RESOLVED FURTHER, that the Company be, and it hereby is, authorized to deposit the Notes with the Trustee as agent for The Depository Trust Corporation ("DTC") and that the Designated Officers be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company and under its corporate seal or otherwise, to negotiate the form, terms and provisions of the Letter of Representations (the "Letter of Representations") proposed to be entered into among the Company, the Trustee and DTC, and to execute and deliver the Letter of Representations;

          RESOLVED FURTHER, that the appointment of DTC as depositary for the Notes and the Exchange Notes is hereby approved and authorized;

     OFFERING MEMORANDUM

          RESOLVED FURTHER, that the Designated Officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company and under its corporate seal or otherwise, to negotiate the form and provisions of the Preliminary Offering Memorandum and to create the Final Offering Memorandum and to make such other amendments, modifications or supplements to the Final Offering Memorandum after its circulation, and to cause the distribution of the Final Offering Memorandum and such amendments, modifications or supplements, in such form as such officer or officers shall, in his or their sole discretion, determine to be necessary, proper or advisable in connection with the offering of the Notes; and that the Designated Officers be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company and under its corporate seal or otherwise, to take such other actions with respect thereto as they shall deem necessary or advisable;

     AUTHORIZATION WITH RESPECT TO PRICING

          RESOLVED FURTHER, that the Designated Officers be, and hereby are, authorized to determine and agree for and on behalf of the Company, the price at which the Notes shall be offered, the interest rate to be borne by the Notes and the dates of payment thereof, the maturity date of the Notes, the redemption prices of the Notes, and the dates on and after which any such redemption shall be permitted and the other terms of such redemption, and the discount rate for purposes of determining additional interest;

          RESOLVED FURTHER, that the Notes shall be sold to the Initial Purchasers pursuant to the Purchase Agreement, in such denominations as requested pursuant to the Purchase Agreement for resale by the Initial Purchasers to qualified institutional buyers within the meaning of Rule 144A under the

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     Securities Act, and to persons outside the United States in accordance with Regulation S under the Securities Act;

     BLUE SKY AND OTHER STATE SECURITIES LAWS

          RESOLVED FURTHER, that the Designated Officers be, and each of them hereby is, authorized and directed in the name and on behalf of the Company and under its corporate seal or otherwise, to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Notes and the Exchange Notes under the "blue sky" or securities laws of any of the states of the United States of America or of any other jurisdiction where the Notes or Exchange Notes may be offered or sold, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem necessary or as required by law or requested by the Initial Purchasers and that any and all such actions previously taken by any proper officer be, and they are, in all respects, approved, ratified and confirmed;

          RESOLVED FURTHER, that if in any state or other jurisdiction in which action is taken to register or qualify (or exempt therefrom) the Notes and/or the Exchange Notes, a prescribed form of resolution or resolutions relating to such registration or qualification (or exemption), or to any application, report, surety bond, issuer's covenant, consent to service of process, appointment of attorneys to receive service of process or other paper or instrument in connection therewith, is required, each such resolution shall be deemed to have been and it hereby is adopted by this Board of Directors, and the Secretary or any Assistant Secretary of the Company is hereby authorized to certify the adoption of any such resolution as though the same were now presented to and adopted at this meeting, all such resolutions to be inserted in the minute book of the Company as part of the minutes of this meeting;

     UTILITY FILINGS

          RESOLVED FURTHER, that the Designated Officers be, and hereby they are, authorized, empowered and directed to execute and file on behalf of the Company a Securities Certificate with the Pennsylvania Public Utility Commission and an Application for an Order Authorizing the Issuance and Sale of Debt Securities with the Kentucky Public Service Commission, in each case relating to the Note Transaction, and to execute and file with the Pennsylvania Public Utility Commission and the Kentucky Public Service Commission and all other regulatory authorities such amendments or additional applications, agreements and other

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     documents, or amendments to the same, and to take any and all such further actions, as such officers may deem necessary or advisable in order to make all filings with all such regulatory authorities effective and to authorize the issuance and sale of the debt securities;

     USE OF PROCEEDS

          RESOLVED FURTHER, that the Company be, and hereby is, authorized to use the proceeds of the Note Transaction to reduce or refinance the Company's outstanding commercial paper and other short-term or long-term debt;

     GENERAL

          RESOLVED FURTHER, that the Designated Officers be, and each individually hereby is, authorized, empowered, and directed, for and on behalf of the Company to deliver such corporate papers, certificates and other documents, and to affix and attest to the seal of the Company, as may be deemed necessary or advisable by any one of them in connection with the Purchase Agreement, the Indenture, the Notes, the Registration Rights Agreement, the Registration Statement, the Shelf Registration Statement or any of the other documents required to executed in connection with the Note Transaction and to do any and all other acts and things (including, without limitation, affixing the seal of the Company to any and all instruments, agreements, papers, certificates and documents) and to enter into and execute any and all documents or instruments which in the opinion of any of said officers shall be necessary or desirable in connection with carrying out by the Company of the transaction authorized by the foregoing resolutions; and

          RESOLVED FURTHER, that any and all actions heretofore taken in furtherance of the transactions contemplated herein be, and they hereby are, ratified, approved and confirmed in all respects.

          WITNESS the hand of the undersigned and the corporate seal of Equitable Resources, Inc. this 18th day of October 2002.


                                                    /s/ Jean F. Marks
                                             ------------------------
                                               Assistant Corporate Secretary

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